Exhibit 99.1

STATEMENT FROM VOLCANO CORPORATION ON LATEST ST. JUDE LAWSUIT

SAN DIEGO, CA (May 26, 2011) – Volcano Corporation (NASDAQ: VOLC) today issued the following statement:

Earlier this year, the Massachusetts Superior Court rejected claims by LightLab Imaging, a wholly-owned subsidiary of St. Jude Medical, that Volcano Corporation and its wholly-owned subsidiary, Axsun Technologies, misappropriated LightLab’s confidential information in connection for use in the development of Volcano’s Optical Coherence Tomography (OCT) System. Now LightLab is bringing similar claims in a new lawsuit filed May 24, 2011 in a Delaware court, in which LightLab alleges that Axsun is somehow wrongfully participating in Volcano’s development of alternative OCT light sources, including initiatives underway with third parties.

Volcano denies these unfounded allegations. Volcano firmly believes that this latest lawsuit has no merit, and looks forward to the opportunity to proving so in court.

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information - using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the pace and extent of market adoption of the company’s products and technologies, product development milestones, outcome of ongoing litigation, the impact and benefits of market developments, dependence upon third parties, product introductions, unexpected new data, safety and technical issues, market conditions, and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including our recent quarterly report on Form 10-Q. Undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Edrienne Brandon

Media Relations

858-720-4136

Neal Rosen

Investor Relations

415-692-3058